EXHIBIT 99.1

AutoZone 3rd Quarter Sales Increase 4.0 Percent; EPS Increases 15.0 Percent

MEMPHIS, Tenn., May 22, 2007 (PRIME NEWSWIRE) -- AutoZone, Inc. (NYSE:AZO) today reported net sales of $1.474 billion for its third quarter (12 weeks) ended May 5, 2007, an increase of 4.0% from fiscal third quarter 2006. Domestic same store sales, or sales for stores open at least one year, increased 0.4% for the quarter.

Net income for the quarter increased 5.0% over the same period last year to $151.6 million, while diluted earnings per share increased 15.0% to $2.17 per share from $1.89 per share reported in the year-ago quarter.

For the quarter, gross profit, as a percentage of sales, was 49.9% (versus 49.7% last year). The improvement in gross margin was largely due to the Company's ongoing category management initiatives and a focus on driving supply chain efficiencies. Additionally, operating expenses, as a percentage of sales, were 31.9% (versus 31.8% last year). The increase in operating expenses, as a percentage of sales, reflected higher occupancy costs versus last year.

Under its share repurchase program, AutoZone repurchased 1.9 million shares of its common stock for $244.8 million during the third quarter, at an average price of $128 per share. For the fiscal year to date, the Company has repurchased 3.8 million shares of its common stock for $464.5 million, at an average price of $123 per share.

The Company's adjusted inventory per store, which includes supplier owned pay-on-scan inventory, as of May 5, 2007, was $504 thousand versus $495 thousand last year. Net inventory, defined as merchandise inventories less accounts payable, decreased on a per store level to $73 thousand from $82 thousand last year.

"We continue to be pleased with our earnings performance, and are encouraged with the progress we are making on our major initiatives. While we experienced disappointing sales in the first half of April, we were pleased to deliver 15.0% growth in earnings per share for the quarter. As we enter our busiest selling season, we feel we are well positioned based on the progress we have made with our sales initiatives including improving merchandise assortment and implementation of Z-net, our updated electronic parts catalog. As our operating model continues to be strong, we will maintain our disciplined approach to growing operating earnings and utilizing our capital effectively," said Bill Rhodes, President and Chief Executive Officer.

During the quarter ended May 5, 2007, AutoZone opened 33 new stores and replaced five stores in the U.S. Additionally, the Company re-opened one of the remaining two U.S. stores closed due to hurricane-related damage in last year's first quarter. As of May 5, 2007, the Company had 3,881 stores in 48 states plus the District of Columbia and Puerto Rico in the U.S. and 110 stores in Mexico.

AutoZone is the leading retailer and a leading distributor of automotive replacement parts and accessories in the United States. Each store carries an extensive product line for cars, sport utility vehicles, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items, accessories, and non-automotive products. Many stores also have a commercial sales program that provides commercial credit and prompt delivery of parts and other products to local, regional and national repair garages, dealers, and service stations. AutoZone also sells the ALLDATA brand diagnostic and repair software. On the web, AutoZone sells diagnostic and repair information, and auto and light truck parts through www.autozone.com. AutoZone does not derive revenue from automotive repair or installation.

AutoZone will host a conference call this morning, Tuesday, May 22, 2007, beginning at 10:00 a.m. (EDT) to discuss the third quarter results. Investors may listen to the conference call live and review supporting slides on the AutoZone corporate website, www.autozoneinc.com by clicking "Investor Relations," "Conference Calls." The call will also be available by dialing (210) 839-8923. A replay of the call and slides will be available on AutoZone's website. In addition, a replay of the call will be available by dialing (203) 369-1211 through Tuesday, May 29, 2007 at 11:59 p.m. (EDT).

This release includes certain financial information not derived in accordance with generally accepted accounting principles ("GAAP"). These non-GAAP measures include adjusted inventory, adjusted inventory per store, adjusted debt, adjusted debt/EBITDAR, and adjusted rent expense. The Company believes that the presentation of these non-GAAP measures provides information that is useful to investors as it indicates more clearly the Company's comparative year-to-year operating results, but this information should not be considered a substitute for any measures derived in accordance with GAAP. Management targets the Company's debt levels to a ratio of adjusted debt to EBITDAR and manages cash flows available for share repurchase by monitoring cash flows before share repurchases, as shown on the attached tables. The Company believes this is important information for the management of its debt levels and share repurchases. We have included a reconciliation of this information to the most comparable GAAP measures in the accompanying reconciliation tables.

Certain statements contained in this press release are forward-looking statements. Forward-looking statements typically use words such as "believe," "anticipate," "should," "intend," "plan," "will," "expect," "estimate," "project," "positioned," "strategy," and similar expressions. These are based on assumptions and assessments made by our management in light of experience and perception of historical trends, current conditions, expected future developments and other factors that we believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including without limitation: competition; product demand; the economy; the ability to hire and retain qualified employees; consumer debt levels; inflation; weather; raw material costs of our suppliers; energy prices; war and the prospect of war, including terrorist activity; availability of consumer transportation; construction delays; access to available and feasible financing; and changes in laws or regulations. Forward-looking statements are not guarantees of future performance and actual results; developments and business decisions may differ from those contemplated by such forward-looking statements, and such events could materially and adversely affect our business. Forward-looking statements speak only as of the date made. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may materially differ from anticipated results. Please refer to the Risk Factors section of AutoZone's Form 10-K for the fiscal year ended August 26, 2006, for more information related to those risks.

 AutoZone's 3rd Quarter Highlights - Fiscal 2007

 Condensed Consolidated Statements of Operations
 3rd Quarter
 (in thousands, except per share data)
                                               GAAP Results
                                     --------------------------------
                                     12 Weeks Ended    12 Weeks Ended
                                      May 5, 2007       May 6, 2006
                                     --------------    --------------
 Net sales                           $ 1,473,671       $ 1,417,433
 Cost of sales                           738,272           713,392
                                     --------------    --------------
 Gross profit                            735,399           704,041
 Operating, SG&A expenses                470,422           450,872
                                     --------------    --------------
 Operating profit(EBIT)                  264,977           253,169
 Interest expense, net                    27,115            24,921
                                     --------------    --------------
 Income before taxes                     237,862           228,248
 Income taxes                             86,271            83,820
                                     --------------    --------------
 Net income                          $   151,591       $   144,428
                                     ==============    ==============
 Net income per share:
   Basic                             $      2.19       $      1.90
   Diluted                           $      2.17       $      1.89
 Weighted average shares outstanding:
   Basic                                  69,142            75,909
   Diluted                                69,901            76,583

 Year-to-date 3rd Quarter, FY2007
 (in thousands, except per share data)        GAAP Results
                                     --------------------------------
                                     36 Weeks Ended    36 Weeks Ended
                                      May 5, 2007       May 6, 2006
                                     --------------    --------------
 Net sales                           $ 4,167,097       $ 4,009,325
 Cost of sales                         2,107,191         2,033,566
                                     --------------    --------------
 Gross profit                          2,059,906         1,975,759
 Operating, SG&A expenses              1,383,010         1,338,952
                                     --------------    --------------
 Operating profit(EBIT)                  676,896           636,807
 Interest expense, net                    81,025            72,994
                                     --------------    --------------
 Income before taxes                     595,871           563,813
 Income taxes                            217,374           207,990
                                     --------------    --------------
 Net income                          $   378,497       $   355,823
                                     ==============    ==============
 Net income per share:
   Basic                             $      5.39       $      4.66
   Diluted                           $      5.33       $      4.62
 Weighted average shares outstanding:
   Basic                                  70,233            76,427
   Diluted                                70,980            77,070

Selected Balance Sheet Information
 (in thousands)
                                     May 5,     May 6,     August 26,
                                      2007       2006        2006
                                  ----------- ----------- -----------
 Merchandise inventories          $ 1,979,238 $ 1,752,687 $ 1,846,650
 Current assets                     2,230,781   2,040,376   2,118,927
 Property and equipment, net        2,134,272   2,021,692   2,051,308
 Total assets                       4,722,498   4,442,919   4,526,306
 Accounts payable                   1,686,814   1,442,132   1,699,667
 Current liabilities                2,160,150   1,865,729   2,054,568
 Debt                               1,938,942   1,825,125   1,857,157
 Stockholders' equity                 459,355     568,545     469,528
 Working capital                       70,631     174,647      64,359
 --------------------------------------------------------------------
 Adjusted Debt / EBITDAR             May 5,     May 6,
  (Trailing 4 Qtrs)                   2007       2006
                                  ----------- -----------
 Net income                       $   591,949 $   562,438
 Add:  Interest                       115,921     105,778
       Taxes                          342,145     319,761
                                  ----------- -----------
 EBIT                               1,050,015     987,977
 Add:   Depreciation                  153,470     133,528
        Rent expense                  144,202     136,630
        Option expense                 18,220      12,145
                                  ----------- -----------
 EBITDAR                          $ 1,365,907 $ 1,270,280
 Debt                             $ 1,938,942 $ 1,825,125
 Capital lease obligations*            28,576          --
 Add : Adjusted rent x 6**            848,412     819,780
                                  ----------- -----------
 Adjusted debt                    $ 2,815,930 $ 2,644,905
 Adjusted debt to EBITDAR                 2.1         2.1

  *  At the beginning of fiscal 2007, the Company converted the majority of its vehicles accounted for as operating leases to capital leases.

  ** Adjusted rent is defined as GAAP rent expense less the rent expense associated with operating leases converted to capital leases in fiscal 2007.

Selected Cash Flow Information
 (in thousands)
                              12 Weeks Ended        36 Weeks Ended
                             May 5,    May 6,      May 5,     May 6,
                              2007      2006        2007       2006
                           ---------  ---------  ---------  ---------
 Depreciation              $  36,946  $  32,291  $ 108,605  $  94,600
 Capital spending          $  55,498  $  66,306  $ 157,760  $ 182,168

 Cash flow before share
  repurchases:
 Net increase (decrease)
  in cash and cash
  equivalents              $  (3,489) $   2,596  $  (8,985) $   9,158
 Subtract increase
  (decrease) in debt          84,638     45,825     81,785    (36,725)
 Subtract share
  repurchases               (244,806)  (228,324)  (464,464)  (238,111)
                           ---------  ---------  ---------  ---------
 Cash flow before share
  repurchases and changes
  in debt                  $ 156,679  $ 185,095  $ 373,694  $ 283,994
                           =========  =========  =========  =========

                                              Trailing 4 Quarters
                                          May 5, 2007     May 6, 2006
                                          -----------     -----------
 Depreciation                             $  153,470      $   133,528
 Capital spending                         $  239,172      $   278,707

 Cash flow before share repurchases:
 Net increase (decrease) in cash and
  cash equivalents                        $   (1,395)     $     6,590
 Subtract increase (decrease)
  in debt                                    113,817          (89,400)
 Subtract share repurchases                 (804,419)        (356,405)
                                          -----------     -----------
 Cash flow before share repurchases
  and changes in debt                     $  689,207      $   452,395
                                          ===========     ===========

 Other Selected Financial Information
 (in thousands)
                                        May 5, 2007      May 6, 2006
                                        -----------      -----------
 Cumulative share repurchases ($)      $ 5,144,296       $ 4,339,876

 Cumulative share repurchases (shares)      96,993            89,481
 Shares outstanding, end of quarter         68,099            74,750

 --------------------------------------------------------------------

                                              Trailing 4 Quarters
                                          May 5, 2007     May 6, 2006
                                          -----------     -----------
 Net income                               $  591,949      $  562,438
 Add: After-tax interest                      73,461          67,433
      After-tax rent                          91,384          87,102
                                          -----------     -----------
 After-tax return                            756,794         716,973

 Average debt                              1,931,309       1,928,245
 Average capital lease obligations***         17,210              --
 Average equity                              513,651         474,459
 Rent x 6                                    865,212         819,780
                                          -----------     -----------
 Pre-tax invested capital                  3,327,382       3,222,484

 Return on Invested Capital (ROIC)              22.7%           22.2%
 --------------------------------------------------------------------

 *** Average of the capital lease obligations relating to vehicle capital leases entered into at the beginning of fiscal 2007 is computed as the average over the trailing 4 quarters.  Rent expense associated with the vehicles prior to the conversion to capital leases is included in the rent for purposes of calculating return on invested capital.

AutoZone's 3rd Quarter Fiscal 2007
Selected Operating Highlights

Store Count & Square Footage
----------------------------
                                 12 Weeks Ended       36 Weeks Ended
                               May 5,     May 6,     May 5,     May 6,
                                2007       2006       2007      2006
                               ------     ------    ------     ------

 Domestic stores:
  Store count:
  Stores opened                    33         42       107        116
  Stores closed                    --         --        --          1
  Re-opened hurricane stores        1          2         3          5
  Hurricane-related store
   closures                        --          8        --         13
  Replacement stores                5          4        15         11
  Total domestic stores         3,881      3,699     3,881      3,699

  Stores with commercial
   sales                        2,157      2,123     2,157      2,123

  Square footage
   (in thousands):             24,782     23,524    24,782     23,524
  Square footage per store      6,385      6,360     6,385      6,360
 Mexico stores:
  Stores opened                     2          4        10         11
  Total stores in Mexico          110         92       110         92

 Total stores chainwide         3,991      3,791     3,991      3,791

 Sales Statistics (Domestic Stores Only)
 ---------------------------------------

                             12 Weeks Ended        Trailing 4 quarters
                           May 5,      May 6,      May 5,       May 6,
                            2007        2006        2007         2006
                       -----------  -----------  -----------  -----------
 Total retail sales
  ($ in thousands)     $ 1,234,318  $ 1,189,158  $ 5,116,555  $ 4,943,059
  % Increase vs. LY
   retail sales                3.8%         6.0%         3.5%         4.1%
 Total commercial sales
  ($ in thousands)     $   169,195  $   169,846  $   704,487  $   714,703
  % Increase vs.
   LY commercial sales        (0.4%)       (0.3%)       (1.4%)       (1.8%)

 Sales per average
  store
  ($ in thousands)     $       363  $       370  $     1,536  $     1,571
 Sales per average
  square foot                   57           58          241          247

                            12 Weeks Ended           36 Weeks Ended
                          May 5,      May 6,      May 5,      May 6,
                           2007        2006        2007        2006
                      ----------- ----------- ----------- -----------
 Same store sales             0.4%        2.1%        0.2%        1.1%

 Inventory Statistics (Total Stores)
 -----------------------------------
                            as of         as of
                            May 5,        May 6,
                             2007          2006
                        -----------    -----------
 Accounts payable/
  inventory                    85.2%          82.3%

 ($ in thousands)
 Inventory*             $ 1,979,238    $ 1,752,687
 Pay-on-scan inventory       31,313        123,354
                        -----------    -----------
 Adjusted inventory     $ 2,010,551    $ 1,876,041

 Adjusted inventory
  per store             $       504    $       495

 Net inventory
  (net of payables)     $   292,424    $   310,555
 Net inventory/ store   $        73    $        82

                         Trailing 4 Quarters
                          May 5,     May 6,
                           2007       2006
                      ----------- -----------
 Inventory turns**         1.6 x       1.8  x

 * This is reported balance sheet inventory

 ** Inventory turns is calculated as cost of sales divided by the average of the beginning and ending merchandise inventories. The calculation includes cost of sales related to pay-on-scan sales, which were $121.0MM for the trailing 52 weeks ended May 5, 2007 and $234.8MM for the trailing 52 weeks ended May 6, 2006.

CONTACT:  AutoZone, Inc.
          Financial:
          Brian Campbell
            (901) 495-7005
            brian.campbell@autozone.com
          Media:
          Ray Pohlman
            (901) 495-7962
            ray.pohlman@autozone.com